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                                                                    EXHIBIT 10.3

                WORLD WRESTLING FEDERATION ENTERTAINMENT, INC.
                               BOOKING CONTRACT


     This World Wrestling Federation Entertainment, Inc. Booking Contract ("Agreement"), dated this Fifteenth (15th) day of February, 2000, and made effective as of January 1, 2000, by and between World Wrestling Federation Entertainment, Inc., a Delaware corporation, with its principal place of business at 1241 East Main Street, Stamford, Connecticut 06902 (hereinafter referred to as "COMPANY"), and Vincent K. McMahon, an individual residing at 14 Hurlingham Drive, Greenwich, CT 06831 (hereinafter referred to as "TALENT").


                                   PREMISES

     WHEREAS, COMPANY is duly licensed, as required, to conduct professional wrestling exhibitions and is actually engaged in the business of organizing, publicizing, arranging, staging and conducting professional wrestling exhibitions throughout the world and of representing professional wrestlers in the promotion and exploitation of a professional wrestler's name, likeness, personality and character; and

     WHEREAS, COMPANY has established a nationwide network of television stations which regularly broadcast COMPANY's wrestling programs for purposes of publicizing COMPANY's professional wrestling exhibitions and COMPANY has established a network of cable television organizations which regularly broadcast COMPANY's professional wrestling exhibitions on a pay-per-view basis; and in addition thereto, COMPANY has developed and produced certain other television programs, which are also used to publicize, display and promote COMPANY's professional wrestling exhibitions; and

     WHEREAS, COMPANY's business operations afford TALENT opportunities to wrestle and obtain public exposure which will increase the value of his wrestling services and his standing in the professional wrestling community and entertainment industry; and

     WHEREAS, TALENT is duly licensed, as required, to engage in professional wrestling exhibitions and is actually engaged in the business of performing as a professional wrestler; and

     WHEREAS, TALENT is a performing artist and the professional wrestling exhibitions arranged by COMPANY constitute demonstrations of wrestling skills and abilities designed to provide athletic-styled entertainment to the public, and such wrestling exhibitions constitute entertainment and are not competitive sports; and

     WHEREAS, TALENT desires COMPANY to arrange wrestling matches for TALENT and to assist TALENT in obtaining public exposure through live exhibitions, television programs, public appearances, and merchandising activities, or otherwise;

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     NOW THEREFORE, in consideration of the mutual promises and agreements as set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, do hereby agree as follows:

                                  1.  BOOKING

1.1 TALENT hereby grants exclusively to COMPANY, and COMPANY hereby accepts, the following worldwide rights:

     (a) During the term of this Agreement as defined below, the right to engage TALENT's performance in wrestling matches at professional wrestling exhibitions, as well as appearances of any type at other events, engagements or entertainment programs in which TALENT performs services as a professional wrestler, entertainer or otherwise directed by COMPANY in its sole discretion (collectively the "Events"), whether such Events are staged before a live audience, in a television broadcast studio, on location (for later viewing or broadcast) or otherwise.

     (b) During the term of this Agreement as defined below, the right, in perpetuity, to sell or otherwise distribute tickets of admission to the general public for viewing any or all of the Events, as well as to view the Events on any closed circuit television, pay-per-view television, video exhibition or any other medium now known or hereinafter discovered.

     (c) During the term of this Agreement and thereafter, as provided for in this Agreement, the right to solicit, negotiate, and enter into agreements for and on behalf of TALENT for the exploitation of Intellectual Property (as defined hereinbelow) for merchandising, commercial tie-ups, publishing, personal appearances, performances in non-wrestling events and endorsements.

1.2 In consideration of TALENT's granting of rights, license and other services, as set forth herein, and provided TALENT shall faithfully and fully perform all obligations hereunder, COMPANY shall endeavor to book TALENT as an individual or as a member of a group, which determination shall be made in COMPANY's sole discretion, in matches at various Events.

                                   2.  WORKS

2.1 If COMPANY books TALENT to appear and perform at Events, TALENT hereby grants to COMPANY and COMPANY hereby accepts, the exclusive right during the term of this Agreement to video tape, film, photograph, or otherwise record, or to authorize others to do so, by any media now known or hereinafter discovered, TALENT's appearance, performance, commentary, and any other work product for any or all of the Events. (These recordings by tape, disc, film, or otherwise are collectively referred to herein as the "Programs".)

2.2 Notwithstanding the termination of this Agreement for any reason, and notwithstanding any other provision of this Agreement, COMPANY shall have the right to produce, reproduce, reissue, manipulate, reconfigure, license, manufacture, record, perform, exhibit, broadcast, televise by any form of television (including without limitation, free, cable, pay cable, closed circuit and

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pay-per-view television), transmit, publish, copy, reconfigure, compile, print, reprint, vend, sell, distribute and use via any other medium now known or hereinafter discovered, and to authorize others to do so, the Programs, in perpetuity, in any manner or media and by any art, method or device, now known or hereinafter discovered (including without limitation, by means of videodisc, videocassette, optical, electrical and/or digital compilations, theatrical motion picture and/or non-theatrical motion picture). All gags, costumes or parts of costumes, accessories, crowns, inventions, championship, title or other belts (if applicable), and any other items of tangible property provided to TALENT by COMPANY and/or containing New Intellectual Property as defined in paragraph 3.2 (a) shall be immediately returned to COMPANY upon termination of this Agreement for any reason.

2.3 TALENT's appearance, performance and work product in any or all of the Events and/or Programs shall be deemed work for hire; and notwithstanding the termination of this Agreement, COMPANY shall own, in perpetuity, all Programs and all of the rights, results, products and proceeds in and to, or derived from the Events and Programs (including without limitation, all incidents, dialogue, characters, actions, routines, ideas, gags, costumes or parts of costumes, accessories, crowns, inventions, championship, title or other belts (if applicable), and any other tangible or intangible materials written, composed, submitted, added, improvised, or created by or for TALENT in connection with appearance at the Events and/or in the Programs) and COMPANY may obtain copyright and/or trademark and/or any other legal protection therefor, now known or hereinafter discovered, in the name of COMPANY and/or on behalf of COMPANY's designee.

2.4 If COMPANY directs TALENT, either singly or in conjunction with COMPANY, to create, design or develop any copyrightable work (herein referred to as a "Development"), such Development shall be deemed work for hire and COMPANY shall own such Development. All Programs and Developments referred to in this Agreement are collectively referred to as "Works."

2.5 All Works and TALENT's contributions thereto shall belong solely and exclusively to COMPANY in perpetuity notwithstanding any termination of this Agreement. To the extent that such Works are considered: (i) contributions to collective works, (ii) a compilation, (iii) a supplementary work and/or (iv) as part or component of a motion picture or other audio-visual work, the parties hereby expressly agree that the Works shall be considered "works made for hire" under the United States Copyright Act of 1976, as amended (17 U.S.C. (S) 101 et seq.). In accordance therewith, all rights in and to the Works shall belong exclusively to COMPANY in perpetuity, notwithstanding any termination of this Agreement. To the extent that such Works are deemed works other than "works made for hire," TALENT hereby assigns to COMPANY all right, title and interest in and to all rights in such Works and all renewals and extensions of the copyrights or other rights that may be secured under the laws now or hereafter in force and effect in the United States of America or any other country or countries.

                           3.  INTELLECTUAL PROPERTY

3.1 The parties agree that as of the date of this Agreement, all service marks, trademarks and any and all other distinctive and identifying indicia under which TALENT claims any rights,

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including but not limited to TALENT's legal name, nickname, ring name, likeness, personality, character, caricatures, voice, signature, costumes, props, gimmicks, gestures, routines and themes, which are owned by TALENT or in which TALENT has any rights anywhere in the world (collectively, the "Original Intellectual Property") are described and identified on Schedule A attached hereto and incorporated herein by reference. During the Term of the Agreement, TALENT hereby assigns in good faith to COMPANY and COMPANY hereby accepts all worldwide right, title and interest in and to TALENT's Original Intellectual Property, including, but not limited to, the rights to license, reproduce, manipulate, promote, expose, exploit and otherwise use the Original Intellectual Property anywhere in the world in any commercial manner, media, art form, method or device now known or hereinafter discovered.

3.2 (a) With the exception of TALENT's Original Intellectual Property, any service marks, trademarks and/or distinctive and identifying indicia, including ring name, nickname, likeness, personality, character, caricatures, voice, signature, props, gestures, routines, themes, incidents, dialogue, actions, gags, costumes or parts of costumes, accessories, crowns, inventions, championship, title or other belts (if applicable), and any other items of tangible or intangible property written, composed, submitted, added, improvised, created and/or used by or associated with TALENT's performance in the business of professional wrestling or sports entertainment during the term of this Agreement (collectively the "New Intellectual Property") are hereby assigned to and shall belong to COMPANY, in perpetuity, with COMPANY retaining all such ownership rights exclusively throughout the world notwithstanding any termination of this Agreement.

     (b) Upon the termination of this Agreement, all rights in and to the Original Intellectual Property shall revert to TALENT, except that COMPANY, its licensees, sublicensees and assigns may continue to exploit any and all materials, goods, merchandise and other items incorporating the Original Intellectual Property made before such termination, until all such materials, goods and merchandise are sold off.

3.3 It is the intention of the parties that the New Intellectual Property belongs to COMPANY, in perpetuity, even to the exclusion of TALENT, and shall survive the termination of this Agreement for any reason. COMPANY shall have the exclusive right to assign, license, sublicense, reproduce, promote, expose, exploit and otherwise use the New Intellectual Property in any commercial manner now known or hereinafter discovered, regardless of whether such rights are exercised during or after the Term of this Agreement and notwithstanding termination of this Agreement for any reason.

3.4 The Original Intellectual Property and the New Intellectual Property are hereinafter collectively referred to as "Intellectual Property."

3.5 TALENT agrees to cooperate fully and in good faith with COMPANY for the purpose of securing and preserving COMPANY's rights in and to the Intellectual Property. In connection herewith, TALENT acknowledges and hereby grants to COMPANY the exclusive worldwide right during the Term of this Agreement (with respect to Original Intellectual Property) and in perpetuity

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(with respect to New Intellectual Property) to apply for and obtain trademarks, service marks, copyrights and other registrations throughout the world in COMPANY's name and/or on behalf of Company's designee. At COMPANY's expense and request, COMPANY and TALENT shall take such steps, as COMPANY deems necessary for any registration or any litigation or other proceeding, to protect COMPANY's rights in the Original Intellectual Property and/or New Intellectual Property and/or Works.

                               4.  MERCHANDISING

4.1 TALENT hereby agrees that COMPANY shall have the exclusive right (i) during the Term of this Agreement and thereafter, as provided in this Agreement, to use the Original Intellectual Property and (ii) in perpetuity, to use the New Intellectual Property in connection with the manufacture, production, reproduction, reissuance, manipulation, reconfiguration, broadcast, rebroadcast, distribution, sale, and other commercial exploitation in any manner, now known or hereinafter discovered, of any and all materials, goods, merchandise and other items incorporating the Intellectual Property. As to all such materials, goods, merchandise or items created, developed, produced and/or distributed during the Term of this Agreement using the Original Intellectual Property, COMPANY shall have the exclusive right to sell and exploit such materials, goods and merchandise until the sell-off of same. As to all such materials, goods, merchandise or items using the New Intellectual Property, COMPANY shall have the exclusive right, in perpetuity, to sell and exploit same forever. By way of example and not of limitation, such items include t-shirts, posters, photos, video tapes and video cassettes, dolls, books, biographies, articles and stories, and any other such material goods, merchandise, or items relating to TALENT.

4.2 It is the intention of the parties that COMPANY's rights described under paragraph 4.1 are exclusive to COMPANY even to the exclusion of TALENT. COMPANY shall own all copyrights and trademarks in any and all such materials, goods, merchandise and items and shall be entitled to obtain copyright, trademark, service mark or other registrations in COMPANY's name or on behalf of its designee; and TALENT shall provide all reasonable assistance to COMPANY in so obtaining such copyright, trademark, service mark or other registrations.

                                5.  EXCLUSIVITY

5.1 It is the understanding of the parties that all rights, licenses, privileges and all other items herein given or granted or assigned by TALENT to COMPANY are exclusive to COMPANY even to the exclusion of TALENT.

                            6.  TERM AND TERRITORY

6.1 The term of the Agreement shall be co-terminus with a certain Employment Agreement dated October 14, 2000 between World Wrestling Federation Entertainment, Inc. and Vincent K.

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McMahon ("Contract"). In the event the Contract is terminated for any reason, it is agreed that this Agreement shall automatically terminate effective the date of termination of the Contract.

6.2 Reference herein to the Term hereof means the Initial Term and any such Renewal Term. During any such Renewal Term, all rights, duties, obligations, and privileges hereunder shall continue as stated herein. Notwithstanding anything herein to the contrary, termination of this Agreement for any reason shall not affect COMPANY's ownership of and rights in, including but not limited to, any Works, New Intellectual Property and any registrations thereof, or the rights, results, products, and proceeds in and to and derived from TALENT during the Term of this Agreement; and the exploitation of rights set forth in Paragraphs l, 2, 3 and 4 hereof in any and all media now known or hereinafter discovered.

6.3  The territory of this Agreement shall be the world.

                            7.  PAYMENTS/ROYALTIES


7.1  This paragraph is intentionally left blank.

7.2 (a) If TALENT appears and performs in any Event in an arena before a live audience at which admission is charged other than those arena events which are taped or broadcast for purposes pursuant to paragraph 7.2 (b) and paragraph 7.2
(c) hereof (hereinafter "House Shows"), TALENT shall be paid by COMPANY an amount equal to such percentage of the paid receipts for such House Show from the live House Show gate receipts only as is consistent with the nature of the match in which TALENT appears, i.e., preliminary, mid-card, main event, etc. and any standards COMPANY establishes specifically for such House Show. However, such amount shall not be less than One Hundred Fifty Dollars ($150.00) per House Show.

     (b) If TALENT appears and performs in connection with an arena or studio Event which is taped or broadcast for use on COMPANY's television network or on a pay-per-view basis ("TV Taping"), TALENT shall be paid by COMPANY an amount not less than Fifty Dollars ($50.00) for each day of TV Taping, if any, on which TALENT renders services hereunder in connection with the production of the TV Taping.

7.3 PROMOTER shall not be liable in any way to pay royalties, residuals, fees, or any other compensation whatsoever to WRESTLER in connection with the performance of WRESTLER's Services hereunder other than as set forth in Paragraph 7.2 above.

7.4  This paragraph is intentionally left blank.

7.5  This paragraph is intentionally left blank.

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7.6  In the event the Original and/or New Intellectual Property are used by
COMPANY or licensed, sublicensed or assigned for non-wrestling personal appearances and performances such as personal appearances for advertising or non-wrestling promotional purposes, radio and television commercials, movies, etc., TALENT shall earn an amount to be mutually agreed to by TALENT and by COMPANY.

7.7 If COMPANY instructs TALENT to appear and perform in any Events or Programs as a commentator and/or to participate in post-Event production and/or voice-over activities as a commentator, TALENT's commentating shall be deemed work-for-hire and TALENT hereby assigns to COMPANY and COMPANY shall own all rights, in perpetuity, to all of TALENT's commentary and TALENT shall not be entitled to receive any royalty payments, or any additional compensation or residual payments whatsoever, as a result of COMPANY's commercial exploitation of such commentary in any form, whether broadcast programming, cable programming, pay-per-view programming, videotapes, videodiscs, the Internet or other mediums now or hereinafter discovered.

7.8 It is the understanding of the parties that TALENT shall not be paid anything for COMPANY's exploitation of the Original and/or New Intellectual Property in any of COMPANY's magazines or other publications, which COMPANY may publish, produce or distribute at arenas, at newsstands and/or by mail or through electronic or any other manner of media or distribution, now known or hereinafter discovered, including, but not limited to, publication or distribution on the Internet or America On Line.

7.9 For the avoidance of doubt and subject to paragraph 12.2, the non-compete provision of this Agreement, TALENT acknowledges and agrees that TALENT shall only be eligible for the payments set forth in paragraphs 7.1 through 7.6 above in connection with Events or activities conducted by COMPANY.

                           8. COMPANY'S OBLIGATIONS

8.1 Although under paragraph 9.1 TALENT shall bear responsibility for obtaining appropriate licenses for participating in wrestling exhibitions, COMPANY shall be responsible for obtaining all other appropriate licenses to conduct professional wrestling exhibitions involving TALENT. If COMPANY, at its discretion, agrees to assist TALENT in obtaining his licenses, TALENT shall reimburse COMPANY for its fees and expenses incurred in connection therewith.

8.2 COMPANY shall bear the following costs in connection with the development and enhancement of the value of TALENT's performance hereunder and TALENT's standing in the professional wrestling community, all of which shall benefit
TALENT:

     (a) In connection with TALENT's appearances and performance at Events staged before a live audience, COMPANY shall bear the cost of location rental, COMPANY's third party comprehensive liability insurance for the benefit of the venues, applicable state and local admission taxes, promotional assistance, sound and light equipment, wrestling ring, officials, police and fire

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protection, and such additional security guards as COMPANY shall require in its discretion during a professional wrestling match;

     (b) In connection with the production, distribution, and exploitation of the Programs, COMPANY shall bear all costs incurred in connection with such production, distribution, broadcast, transmission or other forms of mass media communication;

     (c) In connection with any product or service licensing activities and/or merchandising activities, COMPANY shall bear all costs of negotiating, securing or otherwise obtaining the product or service licensing arrangements, including costs of agents, consultants, attorneys and others involved in making the product or service licensing activities; and COMPANY shall bear all costs of creating, designing, developing, producing and marketing merchandise or services. In order to fulfill these obligations, COMPANY may make any arrangements, contractual or otherwise, it deems appropriate to delegate, assign, or otherwise transfer its obligations.

                           9.  TALENT'S OBLIGATIONS

9.1 TALENT shall bear responsibility for obtaining all appropriate licenses to engage in, participate in, or otherwise appear in professional wrestling exhibitions.

9.2 TALENT shall be responsible for TALENT's own training, conditioning, and maintenance of wrestling skills and abilities, as long as they do not interfere with TALENT's appearance at scheduled events as follows:

     (a) TALENT shall establish his own training program, shall select time of training, duration of training, exercises, pattern of exercise and other actions appropriate to obtaining and maintaining physical fitness for wrestling. TALENT shall select his own training apparatus, including mats, weights, machines and other exercise paraphernalia. TALENT is responsible for supplying his own training facilities and equipment, whether by purchase, lease, license, or otherwise.

     (b) TALENT shall establish his own method of physical conditioning, shall select time for conditioning, duration of conditioning and form of conditioning. TALENT shall select time for sleep, time for eating, and time for other activities. TALENT shall select his own foods, vitamins and other ingested items, excepting illegal and/or controlled substances and drugs, which are prohibited by COMPANY's Drug Policy.

9.3 TALENT shall be responsible for providing all costumes, wardrobe, props, and make-up necessary for the performance of TALENT's services at any Event and TALENT shall bear all costs incurred in connection with his transportation to and from any such Events (except those transportation costs which are covered by COMPANY's then current Travel Policy), as well as the

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costs of food consumed and hotel lodging utilized by TALENT in connection with his appearance at such Events.

9.4 TALENT shall use best efforts in employing TALENT's skills and abilities as a professional TALENT and be responsible for developing and executing the various details, movements, and maneuvers required of wrestlers in a professional wrestling exhibition.

9.5 TALENT shall take such precautions as are appropriate to avoid any unreasonable risk of injury to other wrestlers in any and all Events. These precautions shall include, without limitation, pre-match review of all wrestling moves and maneuvers with wrestling partners and opponents; and pre-match demonstration and/or practice with wrestling partners and opponents to insure familiarity with anticipated wrestling moves and maneuvers during a wrestling match. In the event of injury to TALENT, and/or TALENT's partners and opponents during a wrestling match, TALENT shall immediately signal partner, opponent and/or referees that it is time for the match to end; and TALENT shall finish the match forthwith so as to avoid aggravation of such injury.

9.6 TALENT shall use best efforts in the ring in the performance of wrestling services for a match or other activity, in order to provide an honest exhibition of TALENT's wrestling skills and abilities, consistent with the customs of the professional wrestling industry; and TALENT agrees all matches shall be finished in accordance with the COMPANY's direction. Breach of this paragraph shall cause a forfeiture of any payment due TALENT pursuant to SECTION 7 of this Agreement and all other obligations of COMPANY to TALENT hereunder, shall entitle COMPANY to terminate this Agreement, but such breach shall not terminate COMPANY's licenses and other rights under this Agreement.

9.7 TALENT agrees to cooperate and assist without any additional payment in the publicizing, advertising and promoting of scheduled Events, including without limitation, appearing at and participating in a reasonable number of joint and/or separate press conferences, interviews, and other publicity or exploitation appearances or activities (any or all of which may be filmed, taped, or otherwise recorded, telecast by any form of television now known or hereafter discovered, including without limitation free, cable, pay cable, and closed circuit and pay-per-view television, broadcast, exhibited, distributed, and used in any manner or media and by any art, method, or device now known or hereafter created, including without limitation by means of videodisc, video cassette, theatrical motion picture and/or non-theatrical motion picture and Internet), at times and places designated by COMPANY, in connection therewith.

9.8 TALENT acknowledges the right of COMPANY to make decisions with respect to the preparation and exploitation of the Programs and/or the exercise of any other rights respecting Original and/or New Intellectual Property, and in this connection TALENT acknowledges and agrees that COMPANY's decision with respect to any agreements disposing of the rights to the Original and/or New Intellectual Property are final, except as to TALENT's legal name, which COMPANY may only dispose of upon TALENT's written consent. TALENT agrees to execute any agreements COMPANY deems necessary in connection with any such agreements, and if

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TALENT is unavailable or refuses to execute such agreements, COMPANY is hereby authorized to do so in TALENT's name as TALENT's attorney-in-fact.

9.9 TALENT agrees to cooperate fully and in good faith with COMPANY to obtain any and all documentation, applications or physical examinations as may be required by any governing authority with respect to TALENT's appearance and/or performance in a professional wrestling match.

9.10 TALENT, on behalf of himself and his heirs successors, assigns and personal representatives, shall indemnify and defend COMPANY and COMPANY's licensees, assignees, parent corporation, subsidiaries and affiliates and its and their respective officers, directors, employees, advertisers, insurers and representatives and hold each of them harmless against any claims, demands, liabilities, actions, costs, suits, attorney fees, proceedings or expenses, incurred by any of them by reason of TALENT's breach or alleged breach of any warranty, undertaking, representation, agreement, or certification made or entered into herein or hereunder by TALENT. TALENT, on behalf of himself and his heirs, successors, assigns and personal representatives, shall indemnify and defend COMPANY and COMPANY's licensees, assignees, parent corporation, subsidiaries and affiliates and its and their respective officers, directors, employees, advertisers, insurers and representatives and hold each of the harmless against any and all claims, demands, liabilities, actions, costs, suits, attorney fees, proceedings or expenses, incurred by any of them, arising out of TALENT'S acts, transactions and/or conduct within or around the ring, hallways, dressing rooms, parking lots, or other areas within or in the immediate vicinity of the facilities where COMPANY has scheduled Events at which TALENT is booked. Such indemnification shall include all claims arising out of any acts, transactions and/or conduct of TALENT or others occurring at Events or in connection with any appearances or performances by TALENT not conducted by COMPANY in accordance with this Agreement.

9.11 TALENT shall be responsible for payment of all of TALENT's own Federal, state or local income taxes; all social security, FICA and FUTA taxes, if any, as well as all contributions to retirement plans and programs, or other supplemental income plan or program that would provide TALENT with personal or monetary benefits upon retirement from professional wrestling.

9.12 (a) TALENT shall be responsible for his own commercial general liability insurance, worker's compensation insurance, professional liability insurance, as well as any excess liability insurance, as TALENT deems appropriate to insure, indemnify and defend TALENT with respect to any and all claims arising out of TALENT's own acts, transactions, or conduct.

     (b) TALENT acknowledges that the participation and activities required by TALENT in connection with TALENT's performance in a professional wrestling exhibition may be dangerous and may involve the risk of serious bodily injury. TALENT knowingly and freely assumes full responsibility for all such inherent risks as well as those due to the negligence of COMPANY, other TALENTs or otherwise.

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     (c) TALENT, on behalf of himself and his heirs, successors, assigns and personal representatives, hereby releases, waives and discharges COMPANY from all liability to TALENT and covenants not to sue COMPANY for any and all loss or damage on account of injury to any person or property or resulting in serious or permanent injury to TALENT or TALENT's death, whether caused by the negligence of the COMPANY, other wrestlers or otherwise.

     (d) TALENT acknowledges that the foregoing release, waiver and indemnity is intended to be as broad and inclusive as permitted by the law of the State, Province or Country in which the professional wrestling exhibition or Events are conducted and that if any portion thereof is held invalid, it is agreed that the balance shall, notwithstanding, continue in full force and effect.

9.13 (a) TALENT may at his election obtain health, life and/or disability insurance to provide benefits in the event of physical injury arising out of TALENT's professional activities; and TALENT acknowledges that COMPANY shall not have any responsibility for such insurance or payment in the event of physical injury arising out of TALENT's professional activities.

     (b) In the event of physical injury arising out of TALENT's professional activities, TALENT acknowledges that TALENT is not entitled to any worker's compensation coverage or similar benefits for injury, disability, death or loss of wages; and TALENT shall make no claim against COMPANY for such coverage or benefit.

9.14 TALENT shall act at all times with due regard to public morals and conventions during the term of this Agreement. If TALENT shall have committed or shall commit any act or do anything that is or shall be an offense or violation involving moral turpitude under Federal, state or local laws, or which brings TALENT into public disrepute, contempt, scandal or ridicule, or which insults or offends the community or any employee, agent or affiliate of COMPANY or which injures TALENT's reputation in COMPANY's sole judgment, or diminishes the value of TALENT's professional wrestling services to the public or COMPANY, then at the time of any such act, or any time after COMPANY learns of any such act, COMPANY shall have the right to fine TALENT in an amount to be determined by COMPANY; and COMPANY shall have the right to suspend and/or terminate this Agreement forthwith.

                                 10.  WARRANTY

10.1 TALENT represents, warrants, and agrees that TALENT is free to enter into this Agreement and to grant the rights and licenses herein granted to COMPANY; TALENT has not heretofore entered and shall not hereafter enter into any contract or agreement which is in conflict with the provisions hereof or which would or might interfere with the full and complete performance by TALENT of his obligations hereunder or the free and unimpaired exercise by COMPANY of any of the rights and licenses herein granted to it; TALENT further represents and warrants there are no prior or pending claims, administrative proceedings, civil lawsuits, criminal prosecutions or other litigation matters, including without limitation any immigration or athletic commission related matters, affecting TALENT which would or might interfere with COMPANY's full and complete

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exercise or enjoyment of any rights or licenses granted hereunder. Any exceptions to this Warranty are set forth in Schedule B, attached hereto.

10.2 TALENT represents, warrants and agrees that TALENT is in sound mental and physical condition; that TALENT is suffering from no disabilities that would impair or adversely affect TALENT's ability to perform professional wrestling services; and that TALENT is free from the influence of illegal drugs or controlled substances, which can threaten TALENT's well being and pose a risk of injury to TALENT or others. To insure compliance with this warranty, TALENT shall abide by COMPANY's Drug Policy for TALENT, as well as any and all amendments, additions, or modifications to the COMPANY's Drug Policy implemented during the Term of this Agreement and consents to the sampling and testing of his urine in accordance with such Policy. In addition, TALENT agrees to submit annually to a complete physical examination by a physician either selected or approved by COMPANY. COMPANY's current Drug Policy, which TALENT acknowledges herewith receiving, is annexed hereto and incorporated by reference and made a part hereof.

10.3 COMPANY reserves the right to have TALENT examined by a physician of its own choosing at its expense at any point during the Term of this Agreement.

10.4 TALENT further represents, warrants and agrees that this Agreement supersedes all prior booking agreements between TALENT and COMPANY, whether written or oral, and that he has been fully compensated, where applicable, under such prior booking agreement(s).

                            11.  EARLY TERMINATION

11.1 This Agreement may be terminated prior to the end of its Term by a written instrument executed by each of the parties expressing their mutual consent to so terminate without any further liability on the part of either. In the event of such early termination, COMPANY shall pay TALENT for all uses of the Intellectual Property in accordance with Section 7 of this Agreement.

11.2 This Agreement will be terminated by TALENT's death during the Term, with no further compensation due TALENT's heirs, successors, personal representatives or assigns.

11.3 Upon the termination of this Agreement for any reason, including breach, the parties acknowledge and agree that COMPANY shall own all right, title and interest in all Works, New Intellectual Property and any registrations thereof and COMPANY shall have the exclusive right to sell or otherwise dispose of any materials, goods, merchandise or other items (i) produced during the Term of this Agreement incorporating any Original Intellectual Property, and (ii) produced incorporating New Intellectual Property, in perpetuity.

                                  12.  BREACH

12.1 The parties further agree that because of the special, unique, and extraordinary nature of the obligations of COMPANY and TALENT respecting all rights and licenses concerning bookings,

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

promoting, Programs, Events, Intellectual Property, which are the subject matter of this Agreement, TALENT's breach of this Agreement shall cause COMPANY irreparable injury which cannot be adequately measured by monetary relief; as a consequence COMPANY shall be entitled to injunctive and other equitable relief against TALENT to prevent TALENT's breach or default hereunder and such injunction or equitable relief shall be without prejudice to any other rights, remedies or damages which COMPANY is legally entitled to obtain.

12.2 In no circumstances, whatsoever, shall either party to this Agreement be liable to the other party for any punitive or exemplary damages; and all such damages, whether arising out of the breach of this Agreement or otherwise, are expressly waived.

                              13.  MISCELLANEOUS

13.1 Nothing contained in this Agreement shall be construed to constitute TALENT as an employee, partner or joint venturer of COMPANY, nor shall TALENT have any authority to bind COMPANY in any respect. TALENT is an independent contractor and TALENT shall execute and hereby irrevocably appoints COMPANY attorney-in-fact to execute, if TALENT refuses to do so, any instruments necessary to accomplish or confirm the foregoing or any and all of the rights granted to COMPANY herein.

13.2 This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and all prior booking contracts entered into between COMPANY and TALENT and as amended are merged into this Agreement. There are no other agreements, representations, or warranties not set forth herein with respect to the subject matter hereof; and the parties expressly acknowledge that any representation, promise or inducement by any party to any other party that is not embodied in this Agreement is not part of this Agreement, and they agree that no party shall be bound by or liable for any such alleged representation, promise or inducement not set forth herein.

13.3 This Agreement may not be changed or altered except in writing signed by COMPANY and TALENT.

13.4 Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

13.5 COMPANY shall have the right to assign, license, or transfer any or all of the rights granted to and hereunder to any person, firm or corporation, provided that such assignee has the financial ability to meet the Company's obligations hereunder, and if any assignee shall assume in writing COMPANY's obligations hereunder, COMPANY shall have no further obligations to TALENT. TALENT may not assign, transfer or delegate his rights or obligations hereunder and any attempt to do so shall be void.

13.6 Any notices required or desired hereunder shall be in writing and sent postage prepaid by certified mail, return receipt requested, or by prepaid telegram addressed as follows, or as the parties may hereafter in writing otherwise designate:

TO COMPANY:                                          TO TALENT:

     World Wrestling Federation
     Entertainment, Inc.                             Vincent K. McMahon
     Attn:  Linda E. McMahon                         14 Hurlingham Drive
            President and Chief Executive Officer    Greenwich, CT 06831
     1241 E. Main Street
     Stamford, CT 06902

     The date of mailing shall be deemed to constitute the date of service of any such notice by COMPANY. The date of receipt shall be deemed to constitute the date of service of any such notice by TALENT.

13.7 This Agreement is made in Connecticut and shall be governed by and interpreted in accordance with the laws of the State of Connecticut, exclusive of its provisions relating to conflicts of law.

13.8 In the event there is any claim, dispute, or other matter in question arising out of or relating to this Agreement, the enforcement of any provisions therein, or breach of any provision thereof, it shall be submitted to the Federal, state or local courts, as appropriate, only in the State of Connecticut. This provision to submit all claims, disputes or matters in question to the Federal or state courts in the State of Connecticut shall be specifically enforceable; and each party, hereby waiving personal service of process and venue, consents to jurisdiction in Connecticut for purposes of any other party seeking or securing any legal and/or equitable relief.

                             14.  CONFIDENTIALITY

14.1 Other than as may be required by applicable law, government order or regulations, or by order or decree of the Court, TALENT hereby acknowledges and agrees that in further consideration of COMPANY's entering into this Agreement, and continued Agreement, TALENT shall not, at any time during this Agreement, or after the termination of this Agreement for any reason whatsoever, disclose to any person, organization, or publication, or utilize for the benefit or profit of TALENT or any other person or organization, any sensitive or otherwise confidential business information, idea, proposal, secret, or any proprietary information obtained while with COMPANY and/or regarding COMPANY, its employees, independent contractors, agents, officers, directors, subsidiaries, affiliates, divisions, representatives, or assigns. Included in the foregoing, by way of illustration only and not limitation, are such items as reports, business plans, sales information, cost or pricing information, lists of suppliers or customers, talent lists, story lines, scripts, story boards or ideas, routines, gags, costumes or parts of costumes, accessories, crowns, inventions, championship, title or other belts (if applicable) and any other tangible or intangible materials written, composed, submitted, added, improvised, or created by or for TALENT in

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

connection with appearances in the Programs, information regarding any contractual relationships maintained by COMPANY and/or the terms thereof, and/or any and all information regarding TALENTs engaged by COMPANY.

14.2 TALENT acknowledges and agrees that its agreement to be bound by the terms hereof is a material condition of COMPANY's willingness to use and continue to use TALENT's services. Other than as may be required by applicable law, government order or regulation; or by order or decree of the court, the parties agree that neither of them shall publicly divulge or announce, or in any manner disclose, to any third party, any of the specific terms and conditions of this Agreement; and both parties warrant and covenant to one another that none of their officers, directors, employees or agents will do so either.

     All of the terms and conditions of any Addenda or Schedules are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

WORLD WRESTLING FEDERATION                    VINCENT K. McMAHON
ENTERTAINMENT, INC.                           ("TALENT")
     ("COMPANY")


By:_______________________________            By:___________________________
     James Ross                                    Vincent K. McMahon
     Senior Vice President Talent Relations
     & Wrestling Administration

STATE OF CONNECTICUT          )
                              ) ss:  Stamford
COUNTY OF FAIRFIELD           )

     On ____________________ 2000 before me personally came James Ross, Senior Vice President of Talent Relations & Wrestling Administration., to me known, and known to me to be the individual described in, and who executed the foregoing, and duly acknowledged to me that he is a duly authorized corporate officer of World Wrestling Federation Entertainment, Inc., and that he executed the same on behalf of said Company.

     WITNESS my hand and notarial seal this _____ day of _____________, 2000.



                                                  ______________________________
                                                          Notary Public

My commission expires:  ____________



STATE OF CONNECTICUT          )
                              ) ss:
COUNTY OF FAIRFIELD           )


     I am a Notary Public for said County and State, do hereby certify that Vincent K. McMahon personally appeared before me this day and acknowledged the due execution of the foregoing instrument to be his free act and deed for the purposes therein expressed.

     WITNESS my hand and notarial seal this _____ day of ______________, 2000.




                                                  ______________________________
                                                            Notary Public


My commission expires: ____________

                                  SCHEDULE A
                        ORIGINAL INTELLECTUAL PROPERTY

                              Vincent K. McMahon
                                 Vince McMahon
                                  Mr. McMahon

                                  SCHEDULE B
                            EXCEPTIONS TO WARRANTY
          PENDING CONTRACTS/CLAIMS/LITIGATION WHICH MAY INTERFERE OR
                                 CONFLICT WITH
                  TALENT'S PERFORMANCE AND/OR GRANT OF RIGHTS

                                     NONE

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